UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 29, 2014
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FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)
(716) 819-5500
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 29, 2014, First Niagara Financial Group, Inc. (“the Company”) has appointed Brian M. Dempsey, 37, Senior Vice President and Corporate Controller, as its Principal Accounting Officer. Mr. Dempsey joined First Niagara in October 2009, as First Vice President and Corporate Reporting Manager. In January 2013, he became the Director of Finance Accounting responsible for all external reporting and on August 1, 2014, he became the interim Controller and interim Principal Accounting Officer.  Prior to joining First Niagara, Mr. Dempsey was a Senior Manager at the accounting firm PricewaterhouseCoopers LLP, where he audited various banks and financial service companies. Mr. Dempsey holds a bachelor’s degree in Accounting from Canisius College and is a Certified Public Accountant.

There are no arrangements or understandings between Mr. Dempsey and any other persons as it relates to his appointment as Principal Accounting Officer of the Company. Mr. Dempsey does not have a family relationship with any member of the Board of Directors or any executive officer of the Company. Mr. Dempsey received a mortgage loan from the Company at a preferential interest rate available to all of the Company’s employees. Mr. Dempsey’s loan is current, in compliance with its original contractual terms and was made in the ordinary course of business. Mr. Dempsey’s loan did not involve more than the normal risk of repayment or collectability or contain other terms which may be unfavorable to the Company. The Company does not regard Mr. Dempsey’s loan as a potential problem loan. The maximum principal amount of the loan outstanding during 2013 was $223,235 and at December 31, 2013, the outstanding principal amount of the loan was $218,560. During 2013, Mr. Dempsey paid $7,470 in interest pursuant to the terms of the loan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE:	November 4, 2014	By:	/s/ GREGORY W. NORWOOD
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)

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